As filed with the Securities and Exchange Commission on June 13, 2006.
Registration No. 333-133986

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROCK-TENN COMPANY
(Exact name of registrant as specified in its charter)

Georgia	62-0342590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071
(770) 448-2193
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
Steven C. Voorhees
504 Thrasher Street
Norcross, Georgia 30071
(770) 448-2193
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

E. William Bates, II, Esq. King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 (212) 556-2100	Winthrop B. Conrad, Jr., Esq. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10018 (212) 450-4890

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Aggregate	Registration
Securities to be Registered	Registered(1)	Price per Unit(2)	Offering Price(2)	Fee

Debt Securities(3)

Preferred Stock(3)

Class A common stock, $0.01 par value per share(3)

Total	$500,000,000(4)	100%	$500,000,000	$41,000(4)

(1)	Includes an indeterminate number of shares of preferred stock and Class A common stock and amount of debt securities as may be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $500,000,000. Amounts represent US dollars or their equivalent in foreign denominated currencies or composite currencies.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Also includes such indeterminate number of shares of preferred stock and Class A common stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities.

(4)	$50,000,000 of debt securities that were previously registered (Registration No. 333-62338) is being carried forward hereby pursuant to Rule 429 of the Securities Act. A registration fee of $12,500 was paid therewith and is transferred to the securities being registered on this registration statement. Previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus also relating to Registration Statement No. 333-62338 previously filed by the Registrant on Form S-3 and declared effective on June 28, 2001. This registration statement, which is a new registration statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-62338 and such Post-Effective Amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement.

The information in this prospectus is not complete and may be changed. The securities may not be sold by us until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 13, 2006
$500,000,000
ROCK-TENN COMPANY
DEBT SECURITIES
PREFERRED STOCK
CLASS A COMMON STOCK

        We may offer from time to time up to $500,000,000 of the securities listed above. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.
      Our Class A common stock is listed on the New York Stock Exchange under the symbol “RKT.”

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2006.

Prospectus
ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000 or the equivalent of this amount in foreign currencies. This prospectus provides you with a general description of the securities we may sell. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC and we make available free of charge most of our SEC filings through our Internet website as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings via the hyperlink that we provide on our website to a third-party SEC filings website. Our internet address is www.rocktenn.com. Please note that our Internet address is included in this prospectus as an inactive textual reference only. The information contained on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus. Our SEC filings are also available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and the accompanying prospectus supplement and any information that we subsequently file with the SEC will automatically update and supercede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings that we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities offered by this prospectus:

•	Annual Report on Form 10-K for the year ended September 30, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2005;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

•	Current Reports on Form 8-K filed with the SEC on October 4, 2005, December 14, 2005, February 13, 2006, March 20, 2006 and May 10, 2006; and

•	Form 8-A filed with the SEC on December 24, 1996, including any amendments or supplements thereto.
      Any statement contained in these filings shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus is a part to the extent that a statement contained herein or in any subsequent filing modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
      You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or calling us at the following address:

Rock-Tenn Company
504 Thrasher Street
Norcross, Georgia 30071
(770) 448-2193
Attention: Steven C. Voorhees
Chief Financial Officer
      This prospectus is part of a registration statement relating to the securities described in this prospectus that we have filed with the SEC. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the securities. The registration statement may contain additional information that may be important to you.
      You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of the offering conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.
FORWARD-LOOKING STATEMENTS
      This prospectus contains forward-looking statements within the meaning of the federal securities laws. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference in this prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. These forward-looking statements could involve, among other things, statements regarding:

•	the impact of operational restructuring activities, including the cost and timing of such activities, the size and cost of employment terminations, operational consolidation, capacity utilization, cost reductions and production efficiencies, estimated fair values of assets, and returns from planned asset transactions, and the impact of such factors on earnings;

•	the ability of insurance carriers to pay potential claims under our insurance policies and our potential liability with respect thereto;

•	potential liability for outstanding guarantees and indemnities and the potential impact of such liabilities;

•	the impact of economic conditions, including the nature of the current market environment, raw material and energy costs and market trends or factors that affect such trends, such as expected price increases, competitive pricing pressures, cost increases, as well as the impact and continuation of such factors;

•	our results of operations, including our ability to address operational inefficiencies, costs, sales growth or declines, the timing and impact of customer transitioning, the impact of announced price increases and the impact of the gain and loss of customers;

•	pension plan contributions and expense, funding requirements and earnings;

•	environmental law liability as well as the impact of related compliance efforts, including the cost of required improvements and the availability of certain indemnification claims;

•	capital expenditures for fiscal 2006;

•	the cost and other effects of complying with governmental laws and regulations and the timing of such costs, including those required under the Sarbanes-Oxley Act of 2002;

•	income tax rates;

•	our ability to fund capital expenditures, interest payments, stock repurchases, dividends, working capital needs and debt for the foreseeable future from available cash and the proceeds from borrowings and security issuances;

•	our estimates and assumptions regarding our acquisition of the paperboard and packaging operations of Gulf States Paper Corporation and our ability to realize expected synergies from that acquisition;

•	our estimates and assumptions regarding our contractual obligations and the impact of our contractual obligations on our liquidity and cash flow;

•	the impact of changes in assumptions and estimates underlying accounting policies;

•	the expected impact of implementing new accounting standards; and

•	the impact of changes in assumptions and estimates on which we based the design of our system of disclosure controls and procedures.
      Such statements are based on our current expectations and beliefs and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. With respect to these statements, we have made assumptions regarding, among other things, economic, competitive and market conditions; volumes and price levels of purchases by customers; competitive conditions in our businesses; possible adverse actions of our customers, our competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; volumes and price levels of purchases by customers; raw material and energy costs; and competitive conditions in our businesses.
      These forward-looking statements are subject to certain risks including, among others, that our assumptions will prove to be inaccurate. There are many factors that impact these forward-looking statements that we cannot predict accurately. Actual results may vary materially from current expectations, in part because we manufacture most of our products against customer orders with short lead times and small backlogs. Our earnings are dependent on volume due to price levels and fixed operating costs. Further, our business is subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for our products; increases in energy, raw material, shipping and capital equipment costs; reduced supplies of raw materials; fluctuations in selling prices and volumes; intense competition; our ability to identify, complete, integrate or finance acquisitions; the potential loss of certain customers; adverse changes in and the cost of complying with extensive governmental regulations; and adverse changes in general market and industry conditions.
      We believe that our forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.
ROCK-TENN COMPANY
      Unless the context otherwise requires, “we,” “us,” “our” or “Rock-Tenn” refers to the business of Rock-Tenn Company and its consolidated subsidiaries, including RTS Packaging, LLC, which we refer to as RTS, and GSD Packaging, LLC, which we refer to as GSD. We own 65% of RTS and conduct our interior packaging business through RTS. We own 60% of GSD and conduct some folding carton operations through GSD. These terms do not include Seven Hills Paperboard, LLC, which we refer to as Seven Hills. We own 49% of Seven Hills, a manufacturer of gypsum paperboard liner, which we do not consolidate for purposes of our financial statements.
      We are a manufacturer of packaging, merchandising displays and paperboard, including bleached paperboard, 100% recycled clay-coated and specialty paperboard and corrugating medium. Our packaging operations manufacture folding cartons, solid fiber interior packaging, corrugated packaging and corrugated sheet stock. We also produce southern bleached softwood kraft pulp and laminated paperboard products as well as collect and sell waste paper. We operate at a total of 93 facilities, which include 43 facilities used by operations in our Packaging Products segment, 25 facilities used by operations in our Merchandising Displays segment and 24 facilities used by operations in our Paperboard segment, including 12 paperboard mills, and our principal executive offices. These facilities are located in 26 states, Canada, Mexico, Chile and Argentina.
      We are incorporated under the laws of the State of Georgia. Our principal executive offices are located at 504 Thrasher Street, Norcross, Georgia 30071, and our telephone number is (770) 448-2193.
USE OF PROCEEDS
      Unless the accompanying prospectus supplement states otherwise, we will use the net proceeds from the sale of any securities for general corporate purposes. These purposes may include the following:

•	satisfying working capital requirements;

•	repaying long-term debt or short-term debt;

•	redeeming or repurchasing shares of our outstanding common stock;

•	funding investments in, or extensions of credit to, our subsidiaries; and

•	funding possible acquisitions.

      Until we use the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table shows our ratio of earnings to fixed charges, which includes our subsidiaries on a consolidated basis. We have computed the ratio of earnings to fixed charges by dividing our earnings by our fixed charges. For purposes of calculating this ratio:

•	“earnings” include pretax income from continuing operations plus fixed charges adjusted for capitalized interest, and

•	“fixed charges” include interest on debt, whether expensed or capitalized, amortization of debt expense and the interest portion of rental expense on operating leases.

						Six Months
						Ended
	Fiscal Year Ended September 30,					March 31,

	2001	2002	2003	2004	2005	2005	2006

Ratio of earnings to fixed charges	2.08	2.65	2.68	1.43	1.54	1.13	—	(a)

(a)	Earnings were inadequate to cover fixed charges primarily due to the first quarter of fiscal 2006 loss driven by higher energy costs following Hurricane Katrina. The deficiency in earnings was $5.1 million for the six months ended March 31, 2006.
      On June 6, 2005, we acquired from Gulf States Paper Corporation and certain of its related entities substantially all of the assets of Gulf States’ Pulp and Paperboard Packaging operations and assumed certain liabilities. Pro forma ratio of earnings to fixed charges for the years ended September 30, 2004 and 2005 and for the six months ended March 31, 2005 were 1.57, 1.70 and 1.47, respectively.
DESCRIPTION OF DEBT SECURITIES
      The debt securities, which include debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time, will be issued under an indenture, dated as of July 31, 1995, between us and SunTrust Bank, as trustee.
      We have summarized the material provisions of the indenture below. The summary is not complete. We have filed the indenture as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meaning specified in the indenture. You can obtain copies of the indenture by following the directions under the caption “Where You Can Find More Information.”
General
      The indenture does not limit the aggregate principal amount of debt securities which we may issue and provides that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of debt securities outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture. The indenture also does not limit our ability to incur other unsecured debt and does not contain financial or similar restrictive covenants.

      A prospectus supplement relating to a series of debt securities will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the classification of the debt securities as senior or subordinated;

•	any limit on the aggregate principal amount of the debt securities;

•	the person to whom any interest on the debt securities will be payable, if other than the person in whose name the debt security is registered at the close of business on the record date for that interest payment;

•	the maturity date or dates of the debt securities;

•	the price or prices, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

•	the rate or rates at which the debt securities will bear interest, if any, or the method for determining such rate or rates, if any;

•	the date or dates from which interest will accrue;

•	the date or dates on which interest will be payable and the related record dates;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable if other than as stated in this prospectus;

•	any redemption dates, prices, rights, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund, purchase fund or analogous provisions;

•	any conversion, exchangeability or convertibility provisions;

•	the denominations in which the debt securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

•	the currency or currency unit in which principal, premium, if any, and interest will be paid if other than U.S. dollars;

•	any index used to determine the amount of payments of principal, premium, if any, and interest;

•	if payments of principal, premium, if any, and interest on any debt securities is payable, at our election or the election of any holder, in currency or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which this election may be made;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	the portion of the principal amount of the debt securities payable upon acceleration of maturity if other than the principal amount;

•	the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;

•	whether we will issue the debt securities in permanent global form and the circumstances under which such permanent global debt securities may be registered for transfer or exchange;

•	any deletions from, changes in, modifications of or additions to the events of default or the covenants specified in the indenture; and

•	any other terms of the debt securities not specified in this prospectus which are not inconsistent with the indenture. (Section 301)

      We may issue debt securities at a substantial discount from their stated principal amount. We refer to these securities as original issue discount securities, which means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon acceleration of maturity following the occurrence and continuation of an event of default. We will describe the federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement.
Payment; Transfer
      Unless the applicable prospectus supplement states otherwise, the principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at the corporate trust office of the trustee and at any other office or agency maintained by us for this purpose. (Sections 301, 305 and 1002) The debt securities will be issued only in fully registered form without coupons. (Section 302) Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in denominations of $1,000 and any integral multiples thereof. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with such registration or transfer. (Section 305)
Certain Covenants

Restrictions on Liens
      Under the indenture, we have agreed that we will not, and will not permit any of our subsidiaries to, incur, issue, assume or guarantee any Debt secured by a Mortgage on any of our or our subsidiaries’ Principal Property or any shares of Capital Stock or Debt of any subsidiary, without securing, equally and ratably with or prior to any secured Debt, the debt securities of each series then outstanding for so long as that secured Debt is so secured. This restriction will not, however, apply to:

•	Mortgages existing at the date of the indenture;

•	Mortgages on Principal Property, shares of Capital Stock or Debt of any corporation at the time the corporation becomes our subsidiary;

•	Mortgages on Principal Property or shares of Capital Stock existing at the time of the acquisition of that Principal Property or Capital Stock by us or our subsidiary;

•	Mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of Principal Property or Capital Stock by us or our subsidiary, or to secure any Debt or obligation incurred by us or our subsidiary, prior to, at the time of, or within 180 days after, the later of the acquisition or completion of construction, including any improvements on an existing property, which Debt or obligation is incurred for the purpose of financing all or any part of the purchase, construction or improvement of such Principal Property;

•	Mortgages securing any Debt or obligation of any of our subsidiaries owing to us or to another subsidiary;

•	Mortgages on property or assets of a corporation existing at the time the corporation is merged into or consolidated with us or our subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or our subsidiary;

•	Mortgages on property or assets of a person existing at the time we merge into or consolidate with that person or at the time of a sale, lease or other disposition of our properties as an entirety or substantially as an entirety to that person;

•	Mortgages on our or our subsidiaries’ property or assets in favor of the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure partial progress, advance or other payments pursuant to any contract, statute, rule or regulation;

•	Mortgages on our or our subsidiaries’ property or assets securing Debt or other obligations issued by the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or by any other country or any political subdivision thereof, for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on or improvement of, any property or assets subject to such Mortgages;

•	Mortgages under worker’s compensation laws or similar legislation and Mortgages or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts, other than for the payment of money, or leases to which we or any of our subsidiaries is a party, or to secure our or our subsidiaries’ public or statutory obligations, or in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which we or our subsidiaries are a party;

•	Mortgages created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Mortgages arising out of judgments or awards against us or our subsidiaries with respect to which we or our subsidiaries are in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; Mortgages relating to final unappealable judgment liens which are satisfied within 15 days of the date of the judgment or Mortgages incurred by us or any of our subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or proceeding to which we or our subsidiaries is a party;

•	Mortgages for taxes or assessments or governmental charges or levies not yet delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; Mortgages comprising landlords’ liens or liens of carriers, warehouseman, mechanics and materialman incurred in the ordinary course of business for sums not yet due and payable or which are being contested in good faith by appropriate proceedings; and any other Mortgages incidental to the conduct of our or our subsidiaries’ business or the ownership of our respective property or assets not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of our board of directors, materially impair the use or value of such property or assets;

•	any extension, renewal or replacement, or successive extensions, renewals or replacements, as a whole or in part, of any Mortgages referred to in the paragraphs above; provided, that the principal amount of the Debt being extended, renewed or replaced is not increased and the extension, renewal or replacement, in the case of Debt secured by a Mortgage, will be limited to all or a part of the same property, shares of Capital Stock or Debt that secured the Mortgage extended, renewed or replaced plus improvements on that property; and

•	Mortgages not permitted by the paragraphs above if at the time of and after giving effect to the creation or assumption of any such Mortgage, the aggregate amount of all of our and our subsidiaries’ Debt secured by those Mortgages not permitted by the paragraphs above together with the Attributable Debt in respect of sale and lease-back transactions permitted by the indenture does not exceed 10% of Consolidated Net Tangible Assets. (Section 1005).

Restrictions on Sale and Lease-Back Transactions
      Under the indenture, so long as any debt securities are outstanding, we have agreed that we will not, and will not permit any of our subsidiaries to, enter into any sale and lease-back transaction unless:

•	we or that subsidiary would, at the time of entering into the sale and lease-back transaction, be entitled to incur Debt secured by a Mortgage on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of that sale and lease-back transaction without equally and ratably securing the debt securities of each series then outstanding;

•	the direct or indirect proceeds from the sale of the Principal Property to be leased are at least equal to their fair value, as determined by our board of directors, and an amount equal to the net proceeds from the sale of the Principal Property is applied, within 180 days of the sale and lease-back transaction:

(1)	to the purchase or acquisition of, or, in the case of real property, the commencement of construction on or improvement of, property or assets, or

(2)	to the retirement or repayment, other than at maturity or pursuant to a mandatory sinking fund or mandatory redemption provision of:

(A)	securities or Funded Debt ranking equally with or senior to the debt securities or Funded Debt of our consolidated subsidiaries, or

(B)	Debt incurred by us or our subsidiaries within 180 days prior to the effective date of any such sale and lease-back transaction that:

•	was used solely to finance the acquisition of the Principal Property that is the subject of the sale and leaseback transaction and

•	is secured by a Mortgage on the Principal Property that is the subject of the sale and lease-back transaction; or

•	the lease in the sale and lease-back transaction secures or relates to Debt or other obligations issued by the United States or any State thereof or any department, agency or instrumentality or political subdivision thereof, or by any other country or any political subdivision thereof, for the purpose of financing all or any part of the purchase price of or, in the case of real property, the cost of construction on or improvement of any property or assets subject to those leases. (Section 1006)

Certain Definitions
      “Attributable Debt” means, as to any particular lease under which any person is at the time liable, at the date of determination, the total net amount of rent required to be paid by that person under the lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to the date of determination at the rate of interest per annum implicit in the terms of the lease, as determined in good faith by us, compounded annually. The net amount of rent required to be paid under any such lease for any such period will be the amount of the rent payable by the lessee with respect to that period, after excluding amounts required to be paid on account of maintenance and repairs, reconstruction insurance, taxes, assessments, water rates and similar charges and contingent rents. In the case of any lease terminable by the lessee upon the payment of a penalty, the net amount will also include the amount of that penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date upon which it may be so terminated.
      “Capital Stock” as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether the capital stock is limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

      “Consolidated Net Tangible Assets” means, on the date of determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting:

•	all current liabilities, and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our and our consolidated subsidiaries’ most recent quarterly balance sheet and computed in accordance with generally accepted accounting principles.
      “Debt” means loans, notes, bonds, indentures or other similar evidences of indebtedness for money borrowed. (Section 1005)
      “Funded Debt” means, on the date of determination, any indebtedness for money borrowed maturing by its terms more than 12 months from the date of determination, including any indebtedness renewable or extendible at the option of the borrower to a date later than 12 months from the date of determination.
      “Mortgage” means any mortgage, pledge, lien, security interest, conditional sale of other title retention agreement or other similar encumbrance.
      “Principal Property” means any manufacturing plant or manufacturing facility:

•	owned by us or any of our subsidiaries,

•	located in the continental United States, and

•	the gross book value of which, on the date of determination, exceeds 2% of Consolidated Net Tangible Assets, except any plant or facility which, in the opinion of our board of directors as evidenced by a board resolution, is not of material importance to our and our subsidiaries’ business taken as a whole. (Section 101, except as noted above)
Events of Default
      Definition. The indenture defines an event of default with respect to debt securities of any series as any one of the following events:

•	failure to pay any interest on any debt security of that series when due and payable, continued for 30 days;

•	failure to pay principal of, or premium, if any, on any debt security of that series when due and payable;

•	failure to deposit any sinking fund payment when due in respect of any debt security of that series;

•	failure to perform any other covenant in the indenture, other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series, continued for 90 days after written notice as provided in the indenture;

•	failure to pay indebtedness in a principal amount in excess of $15 million at final maturity, after the expiration of any applicable grace period, or upon acceleration without the indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after notice to us specifying the default and requiring us to cause the indebtedness to be discharged or the acceleration to be rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization involving us or one of our subsidiaries; or

•	any other event of default provided with respect to debt securities of that series. (Section 501)
      Remedies. If any event of default with respect to the debt securities of any series at any time outstanding occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration. (Section 502)
      Under the indenture, the trustee must, within 90 days after the occurrence of a default with respect to a particular series of debt securities, give the holders of the debt securities of that series notice of the default known to it (the term “default” to mean the events specified above without notice or grace periods). Except in the case of a default in the payment of principal, premium, if any, or interest on any of the debt securities of that series, the trustee will be protected in withholding notice if it in good faith determines the withholding of notice is in the interests of the holders of the debt securities of that series. (Section 602)
      Obligation of the Trustee. The indenture provides that, subject to the duty of the trustee during a default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity reasonably satisfactory to it. (Sections 601, 603) Subject to provisions for the indemnification of the trustee and certain other conditions, the holders of at least a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series. (Section 512)
      No holder of any series of debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:

•	the holder has previously given to the trustee a written notice of a continuing event of default;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made a written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee;

•	the trustee has not received inconsistent direction from the holders of a majority in principal amount of outstanding debt securities of that series; and

•	the trustee has failed to institute the requested proceeding within 60 days. (Section 507)
However, these limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of, premium, if any, or interest on that debt security on or after the respective due dates expressed in that debt security. (Section 508)
      Under the indenture, we must furnish to the trustee annually a statement regarding our performance of certain of our obligations under the indenture and as to any default in that performance. (Section 1004)
Modification and Waiver
      We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, we may not, without the consent of the holder of each debt security affected:

•	change the maturity date of the principal of, or interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or rate of interest on any debt security;

•	reduce the amount payable upon acceleration of maturity of an original issue discount security;

•	adversely affect the right of repayment at the option of a holder of any debt security;

•	change the place or currency of payment of principal of, premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security;

•	reduce the percentage of the principal amount of outstanding debt securities of any series required to modify or amend the indenture or to waive compliance with certain provisions of the indenture or to waive defaults; or

•	modify any of the provisions described in the foregoing bullets or set forth in certain other sections of the indenture, except to increase any such percentage or to limit the ability of holders to modify or waive certain other provisions of the indenture. (Section 902)
      We and the trustee may also modify and amend the indenture without the consent of the holders in specified circumstances. (Section 901)
      The holders of at least a majority in principal amount of the outstanding debt securities of each series may, on behalf of all holders of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the indenture. (Section 1007) The holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of that series, waive any past default under the indenture, except:

•	a default in the payment of principal of, premium, if any, or interest on any debt security of such series; and

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the modification or amendment. (Section 513)
      The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of that determination upon acceleration of the maturity thereof. (Section 101)
Consolidation, Merger and Sale of Assets
      We may not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person and may not permit any person to consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless:

•	the successor or purchaser is a corporation, partnership or trust organized under the laws of the United States or any State thereof or the District of Columbia;

•	the successor or purchaser expressly assumes our obligations on the debt securities under a supplemental indenture and the performance or observance of every covenant of the indenture to be performed by us;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes our or any of our subsidiaries’ obligation as a result of the transaction as having been incurred by us or our subsidiaries at the time of the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing;

•	if as a result of such transaction our properties or assets could become subject to a mortgage not permitted by the indenture, we or the successor person, as the case may be, takes the steps necessary to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating compliance with these provisions. (Section 801)
Defeasance and Covenant Defeasance
      Unless otherwise indicated in the applicable prospectus supplement, at our option, we:

•	will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, replace stolen, lost or mutilated debt securities of such series, maintain paying agencies and hold moneys for payment in trust); or

•	will need not comply with certain restrictive covenants of the indenture, including those described under “Certain Covenants” and “Consolidation, Merger and Sale of Assets” and the occurrence of an event described in the fourth bullet point under “Events of Default” will no longer be an event of default, in each case, if we deposit, in trust, with the trustee money and/or U.S. government obligations, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay all the principal of, premium, if any, and interest on the outstanding debt securities of that series and any mandatory sinking fund payments or analogous payments on the dates those payments are due in accordance with the terms of the outstanding debt securities of that series and the indenture.
      A trust of this kind may only be established if, among other things,

•	no event of default or event which with the giving of notice or lapse of time or both would become an event of default under the indenture has occurred and is continuing on the date of the deposit; and

•	we deliver an opinion of counsel to the effect that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred.
      In the event we fail to comply with our remaining obligations under the indenture after a defeasance of the indenture with respect to the debt securities of any series as described above and the debt securities of the series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of the series at the time of the acceleration resulting from the event of default. However, we will remain liable with respect to the payments. (Article 13)
Governing Law
      The indenture is and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112)
Concerning the Trustee
      SunTrust Bank is the trustee under the indenture. The trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series. (Section 610)
Book-Entry Debt Securities
      The debt securities may be issued in the form of one or more global book-entry debt securities that will be deposited with, or on behalf of, a depositary or its nominees identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a book-entry security may not be registered for transfer or exchange except as a whole by the depositary for such book entry security to a nominee of such depositary and except in any other circumstances described in the applicable prospectus supplement. (Sections 204 and 305)
      Upon the issuance of a book-entry security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by that book-entry security to the accounts of persons that have accounts with that depositary, which we refer to as participants. The agents, underwriters or dealers with respect to the debt securities will designate these accounts or, if the debt securities are offered and sold directly by us, then we will designate these accounts. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the depositary’s system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants. Persons who are not participants may beneficially own interests in book-entry securities held by the depositary only through participants or indirect participants.
      Ownership of beneficial interests in any book-entry security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of indirect participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws, as well as the limits on participation in the depositary’s book-entry system, may impair the ability to transfer beneficial interests in a book-entry security.
      So long as the depositary or its nominee is the registered owner of a book-entry security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the book-entry security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a book-entry security will not be entitled to have debt securities of the series represented by the book-entry security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.
      Payments of principal of, premium, if any, and interest on debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the book-entry securities representing the debt securities. We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the book-entry security for those debt securities, as shown on the records of the depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in those book-entry securities held through those persons will be governed by standing instructions and customary practices, as is now the case with securities registered in “street name,” and will be the responsibility of those participants and indirect participants. Neither we, the trustee, any authenticating agent, any paying agent nor the securities registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. (Section 308)
      If the depositary is at any time unwilling or unable to continue as depositary, we have agreed to appoint a successor depositary. If we do not appoint a successor depositary within 90 days, we will issue debt securities of that series in definitive form in exchange for the book-entry security representing that series of debt securities. In addition, we may at any time and in our sole discretion determine not to have the debt securities of a series represented by a book-entry security and, in that event, will issue debt securities of that series in definitive form in exchange for the book-entry security representing such series of debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a book-entry security representing debt securities of that series may, on terms acceptable to us, the trustee and the depositary for the book-entry security, receive debt securities of such series in definitive form. In this instance, an owner of a beneficial interest in a book-entry security will be entitled to physical delivery in definitive form of debt securities of the series represented by the book-entry security equal in principal amount to the beneficial interest and to have the debt securities registered in its name. (Section 305)
      The depositary has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17(A) of the Securities Exchange Act of 1934.
      The depositary was created to hold securities of its participants and indirect participants and to facilitate the clearance and settlement of securities transactions among these participants through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.
DESCRIPTION OF CAPITAL STOCK
      Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our restated and amended articles of incorporation and our bylaws that we have previously filed with the SEC. See “Where You Can Find More Information.” The prospectus supplement will describe the specific terms of the Class A common stock or series of the preferred stock offered through that prospectus supplement and any general terms outlined in this section that will not apply to the Class A common stock or the series of preferred stock.
      Our authorized capital stock is as set forth in our restated and amended articles of incorporation and consists of (a) 175,000,000 shares of Class A common stock, par value $0.01 per share, (b) 60,000,000 shares of Class B common stock, par value $0.0l per share and (c) 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 29, 2006, we had issued and outstanding 36,594,293 shares of Class A common stock, no shares of Class B common stock and no shares of preferred stock. All shares of our Class B common stock that were previously issued have been converted into shares of Class A common stock, and we are not permitted to issue any additional shares of Class B common stock under our restated and amended articles of incorporation.
Description of Class A Common Stock
      Dividends. Holders of shares of Class A common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for that purpose. We may pay dividends in cash, stock or other property.
      Voting Rights. Holders of shares of our Class A common stock are entitled to one vote per share with respect to each matter on which the holders of our Class A common stock are entitled to vote. Holders of Class A common stock are not entitled to cumulate votes in the election of directors.
      Liquidation Rights. Upon our liquidation, dissolution or winding up, after payment in full of creditors and any liquidation preference payable to the holders of any preferred stock, our remaining assets will be distributed ratably to the holders of Class A common stock, in proportion to the number of shares held by them.
      Reorganization, Consolidation, Share Exchange or Merger. In the event of a reorganization, consolidation, share exchange or merger of our company, each holder of a share of our Class A common stock will be entitled to receive the same kind and amount of consideration (whether consisting of cash, property or securities), if any, to be received by each other holder of a share of Class A common stock.
      Other. The holders of shares of our Class A common stock are not entitled to preemptive or similar rights. The shares of our Class A common stock are not subject to redemption or a sinking fund.
Description of Preferred Stock
      Our board of directors is empowered by our restated and amended articles of incorporation to designate and issue from time to time one or more series of preferred stock without shareholder approval. Our board of directors may fix and determine the powers, designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms and conditions of redemption of each series of preferred stock so issued, which will be described in the applicable prospectus supplement. These powers, designations, preferences and rights may include the following:

•	designation or title of the series;

•	the number of shares of the series;

•	the dividend rate, if any, whether dividends will be cumulative and the relative rights of priority, if any, of payment on shares of that series;

•	the date or dates, if any, from the dividends will be cumulative;

•	any redemption dates, prices, rights, obligations and restrictions on the preferred stock;

•	any mandatory or optional sinking fund, purchase fund or analogous provisions;

•	any conversion provisions;

•	voting rights, if any;

•	the rights of the holders upon our voluntary or involuntary liquidation, dissolution or winding-up, and the relative rights of priority, if any, of payment of shares of such series; and

•	any other rights, powers, preferences, qualifications, limitations or restrictions of the series.
Charter and Bylaw Anti-Takeover Provisions
      Shareholders’ rights and related matters are governed by the Georgia Business Corporation Code, our restated and amended articles of incorporation and our bylaws. Certain provisions of our restated and amended articles of incorporation and bylaws, which are summarized below, may discourage or make more difficult any attempt by a person or group to obtain control of our company.
      Preferred Stock. Our board of directors is empowered by our restated and amended articles of incorporation to designate and issue from time to time one or more series of preferred stock without shareholder approval. Because our board of directors has the power to establish the preferences and rights of each series of preferred stock, it may afford the holders of any series of preferred stock preferences and rights, voting or otherwise, senior to the rights of holders of common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of our company.
      Special Meetings. Under our bylaws, special meetings of the shareholders may be called only by our Chief Executive Officer, our Chairman, a majority of the members of our board of directors or by holders of at least 50% of the outstanding voting power of our Class A common stock. Except as provided above, shareholders will not be permitted to call a special meeting or to require the board of directors to call a special meeting.
      Classified Board of Directors. Our board of directors is divided into three classes of directors serving staggered three-year terms, and our directors may only be removed for cause. As a result, it is more difficult to change the composition of our board of directors, which may discourage or make more difficult any attempt by a person or group of persons to obtain control of our company.

      Shareholder Proposals and Nominations. Our bylaws require notice to our Secretary, in advance of any shareholders’ meeting, of any shareholder proposals or nominations by any shareholders of candidates for election as directors. In addition, shareholders that wish to make shareholder proposals or director nominations must provide us with certain specified information. These requirements may have the effect of precluding shareholder proposals and director nominations if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to consider matters, including issues relating to the control of the our company.
      Ability to Consider other Constituencies. Our restated and amended articles of incorporation permit our board of directors in determining what it believes to be in our best interests, to consider the interests of our employees, customers, suppliers and creditors, the communities in which our offices or other establishments are located, and all other factors the directors consider pertinent, in addition to considering the effects of any action on us or our shareholders.
      Supermajority Voting Requirement. Under our restated and amended articles of incorporation, certain provisions of the our restated and amended articles of incorporation and bylaws, including all of the provisions discussed above, may not be amended and no contrary provision may be adopted by our shareholders without the affirmative vote of at least 75% of the outstanding voting power of the common stock. This restriction renders it more difficult for our shareholders to amend these provisions of our restated and amended articles of incorporation and bylaws.
Georgia Anti-Takeover Statutes
      The Georgia Business Corporation Code restricts certain business combinations with interested shareholders and contains fair price requirements applicable to certain mergers with certain “interested shareholders” that are summarized below. In accordance with the provisions of these statutes, we have elected to be covered by the restrictions imposed by these statutes.
      The Georgia business combination statute regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, as we do, and where the acquiror became an “interested shareholder” of the corporation, unless (i) the transaction resulting in such acquiror becoming an “interested shareholder” or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an interested shareholder, (ii) the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation (excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons) in the same transaction in which the acquiror became an interested shareholder or (iii) subsequent to becoming an interested shareholder, that shareholder acquired additional shares resulting in the interested shareholder being the beneficial owner of at least 90% of the outstanding voting shares and the transaction was approved at an annual meeting or special meeting of the shareholders by the holders of a majority of the voting stock entitled to vote thereon. For purposes of this statute, an “interested shareholder” generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The law prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder. The law restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.
      The Georgia fair price statute prohibits certain business combinations between a Georgia business corporation and an interested shareholder unless (i) certain “fair price” criteria are satisfied, (ii) the business combination is unanimously approved by the continuing directors, (iii) the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder, or (iv) the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any twelve month period. The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.
Limitation of Directors’ Liability
      Our restated and amended articles of incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of our directors for monetary damages for breaches of directors’ duty of care or other duties as a director. This provision of our restated and amended articles of incorporation limits the remedies available to a shareholder in the event of breaches of any director’s duties to any shareholder or us. In accordance with current Georgia law, the restated and amended articles of incorporation do not provide for the elimination of or any limitation on the personal liability of a director for (i) any appropriation, in violation of the director’s duties, of any business opportunity of our company, (ii) acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) unlawful corporate distributions or (iv) any transactions from which the director received an improper personal benefit.
Indemnification Agreements
      We have entered into indemnification agreements with each of our directors. The indemnification agreements require, among other things, that we indemnify our directors to the fullest extent permitted by law, and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We are also required to indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under our directors’ and officers’ liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our restated and amended articles of incorporation and bylaws, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by our board of directors or by our shareholders to eliminate the rights it provides.
Other Matters
      Our Class A common stock is listed on the New York Stock Exchange under the symbol “RKT.” The transfer agent and registrar for our Class A common stock is SunTrust Bank, Atlanta.
PLAN OF DISTRIBUTION
      We may sell any securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to one or more purchasers.
      The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
      For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the initial public offering price;

•	the names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	our proceeds from the sale of the securities and the intended use of these proceeds;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.
      If we use underwriters in the sale, they will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at or after the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
      If we use dealers in the sale, we will sell securities to those dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. If we use agents in the sale, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any state that does not permit an offer of these securities.
      Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act of 1933. Any discounts, commissions, or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act of 1933, or to contribute with respect to payments that they may be required to make.
      We may authorize underwriters, dealers or agents to solicit offers from certain institutions where the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. These institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
      The securities, other than any Class A common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities (other than the Class A common stock) on any exchange. It has not presently been established whether the underwriters, if any, of any series of securities will make a market in the securities they underwrite. If the underwriters make a market in the securities, that market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.
      Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.
VALIDITY OF SECURITIES
      Robert B. McIntosh, General Counsel, will pass upon certain legal matters with respect to the securities for us. King & Spalding LLP will pass upon the validity of the securities. In addition, Davis Polk & Wardwell will pass upon certain legal matters in connection with the securities for any agents, underwriters or dealers. As of June 12, 2006, Mr. McIntosh owned 8,338 shares of our Class A common stock, 49,266 shares of restricted stock and options to purchase 109,500 shares of our Class A common stock.

EXPERTS
      The consolidated financial statements of Rock-Tenn Company appearing in Rock-Tenn Company’s Annual Report (Form 10-K) for the year ended September 30, 2005 (including the schedule appearing therein), and Rock-Tenn Company management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 included therein (which did not include an evaluation of the internal control over financial reporting of the assets and liabilities acquired of Gulf States’ Paperboard and Packaging operations acquired June 6, 2005), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the assets and liabilities acquired of Gulf States’ Paperboard and Packaging operations acquired June 6, 2005 from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution*

SEC registration fee	$41,000
Rating agency fees	475,000
Legal fees and expenses	75,000
Accounting fees and expenses	40,000
Printing expenses	50,000
Trustee’s fees and expenses	55,000
Miscellaneous expenses	14,000
Total	$750,000

*	All expenses, other than the registration fee, are estimated.

Item 15.	Indemnification of Directors and Officers
      The Registrant’s restated and amended articles of incorporation eliminate, to the fullest extent permitted by applicable law, the personal liability of directors to the Registrant or its shareholders for monetary damages for breach of duty of care or any other duty owed to the Registrant as a director. The Georgia Business Corporation Code currently provides that this provision will not eliminate or limit the liability of a director (a) for any appropriation, in violation of his or her duties, of any business opportunity of the Registrant, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transactions from which the director received an improper personal benefit. Additionally, these provisions of the Georgia Business Corporation Code do not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director’s fiduciary duty, and applies only to claims against a director arising out of his or her role as a director and does not relieve a director from liability arising from his or her role as an officer or in any other capacity.
      Under Article VI of the Registrant’s bylaws and certain agreements entered into by the Registrant and its directors, the Registrant is required to indemnify its directors, officers, employees or agents against the obligation to pay any judgment, settlement, penalty or fine, and against expenses (including attorneys’ fees and expenses), incurred in connection with any action, suit or proceeding brought against such person because he or she is or was a director, officer, employee or agent of the Registrant, without regard to any limitations in the Georgia Business Corporation Code; provided, however, that the Registrant will have no obligation to indemnify any such person in connection with any such proceeding if such person is adjudged liable to the Registrant or is subjected to injunctive relief in favor of the Registrant (a) for any appropriation, in violation of such person’s duties, of any business opportunity of the Registrant, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for unlawful corporate distributions or (d) for any transactions from which such person received an improper personal benefit. The Registrant’s directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations.
      The Registrant’s directors and executive officers are insured against damages from actions and claims incurred in the course of their duties, and the Registrant is insured against expenses incurred in defending lawsuits arising from such alleged acts against directors and executive officers.
      The Registrant has entered into indemnification agreements with each of its directors. The indemnification agreements require, among other things, that the Registrant indemnify its directors to the fullest extent permitted by law, and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Registrant must also indemnify in advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements and to cover directors under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in our restated and amended articles of incorporation and bylaws, it provides greater assurance to directors that indemnification will be available, because, as a contract, it may not be modified to eliminate the rights it provides unilaterally by our board of directors or our shareholders in the future.
      The forms of Underwriting Agreement to be filed as Exhibits 1.1 and 1.2 to this Registration Statement will also contain certain provisions pursuant to which certain officers, directors and controlling persons of the Registrant may be entitled to be indemnified by the underwriters named therein.

Item 16.	Exhibits
      See separate Exhibit Index attached hereto and incorporated herein.

Item 17.	Undertakings
      (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the foregoing paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (b) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Rock-Tenn Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on the 13th day of June, 2006.

ROCK-TENN COMPANY

By:	/s/ STEVEN C. VOORHEES

Steven C. Voorhees

Executive Vice President and

Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 13th day of June, 2006.

Signature	Title

* James A. Rubright	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ STEVEN C. VOORHEES Steven C. Voorhees	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Stephen G. Anderson	Director

* J. Hyatt Brown	Director

* Robert B. Currey	Director

* Russell M. Currey	Director

* G. Stephen Felker	Director

* Lawrence L. Gellerstedt, III	Director

* John D. Hopkins	Director

Signature	Title

* James W. Johnson	Director

* John W. Spiegel	Director

* James E. Young	Director

*By:/s/ STEVEN C. VOORHEES Steven C. Voorhees, as Attorney-in-fact

INDEX TO EXHIBITS

Exhibit		Exhibit Description

1	.1*	Form of Underwriting Agreement (Debt)

1	.2*	Form of Underwriting Agreement (Equity)

3.1		Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1, File No. 33-73312)

3.2		Articles of Amendment to the Registrant’s Restated and Amended Articles of Incorporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2000)

3.3		Bylaws (incorporated by reference to Exhibit 3.3 of the Registrant’s Annual Report on Form 10-K for the year ended September 30, 2003)

4.1		Indenture between Rock-Tenn Company and SunTrust Bank, as successor trustee to Trust Company Bank, (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-3, File No. 33-93934)

4.2		Form of debt security (included in Exhibit 4.1 above)

5	.1*	Opinion of King & Spalding LLP

12	.1**	Statement setting forth computation of ratio of earnings to fixed charges

23	.1**	Consent of Ernst & Young LLP

23	.2*	Consent of King & Spalding LLP (included in their opinion filed as Exhibit 5.1)

25	.1**	Statement of Eligibility of SunTrust Bank, as Trustee, on Form T-1

*	To be filed by amendment or incorporated by reference in the registration statement.

**	Previously filed.